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                                                                      Exhibit 21

                        LIST OF SIGNIFICANT SUBSIDIARIES
                             OF CSS INDUSTRIES, INC.

Name of Subsidiary                                    State of Incorporation
------------------                                    ----------------------

The Paper Magic Group, Inc.                           Pennsylvania

Berwick Industries, Inc.                              Pennsylvania

Cleo Inc.                                             Tennessee

Philadelphia Industries, Inc.                        Delaware